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                                                                    Exhibit 23.6

                [Aircraft Information Services, Inc. Letterhead]




                                    CONSENT OF APPRAISER

We consent to the use of our reports dated January 31, 2001 and to the references to our firm in:

- The Airplanes Limited and Airplanes U.S. Trust Report on Form 10-K for the fiscal year ended March 31, 2001.

- The Airplanes Limited and Airplanes U.S. Trust Offering Memorandum prepared in connection with the refinancing of certain of the classes of bonds.

-    The Exchange Offer Registration Statement to be filed with the SEC.

                                        /s/ John D. McNicol
                                        ----------------------------------------
                                        Signed on behalf of AISI

                                        Name:  John D. McNicol
                                               ---------------------------------

                                        Title: Vice President -
                                               Appraisals/Forecasts
                                               --------------------------------








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